                                                                    EXHIBIT 21.1

                              LIST OF SUBSIDIARIES

                              AT SEPTEMBER 30, 2004
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
                                      Subsidiary                                              Jurisdiction

Colorado Medical Cyclotron, LLC                                                                 Colorado

CPS Innovations Services, Inc.                                                                  Tennessee

CTI (The Power Behind PET) Limited                                                              Hong Kong

CTI Molecular Imaging - Europe Limited                                                       United Kingdom

CTI Molecular Imaging - UK Limited                                                           United Kingdom

CTI Molecular Imaging Europe GmbH                                                                Germany

CTI Molecular Imaging Iberia, S.L.                                                                Spain

CTI Molecular Imaging Italia, S.r.l.                                                              Italy

CTI PET Systems, Inc.                                                                           Tennessee
         d/b/a CPS Innovations

CTI Technologies, Inc.                                                                          Delaware

CTIMI Korea Co., Ltd.                                                                          South Korea

Mirada Solutions Limited                                                                     United Kingdom
         d/b/a CTI Mirada Solutions

Molecular Technologies, Inc.                                                                    Delaware
         d/b/a CTI Molecular Technologies

New England PETNet Manufacturing & Distribution Center, LLC                                   Massachusetts

P.E.T.Net Pharmaceutical Services - California, Inc.                                           California

P.E.T.Net Pharmaceuticals, Inc.                                                                 Tennessee
         d/b/a PETNET Solutions
         d/b/a CTI PETNET Solutions

PETNET Houston, LLC                                                                               Texas

PETNET Indiana, LLC                                                                              Indiana

PETNET Pharmalogic, LLC                                                                         Tennessee

Tower PET Center, LLC                                                                           Delaware
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